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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 August 6, 2003


                              Diomed Holdings, Inc.


            Delaware                   000-32045                 84-140636
(State or other jurisdiction of (Commission File Number)  (IRS Employer
           incorporation)                                   Identification No.)

              1 Dundee Park
               Andover, MA                                      01810
   (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)



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Item 5.  Other Events and Regulation FD Disclosure

         On August 6, 2003, the Registrant entered into a Stipulation of Settlement in Augenbaum vs. Diomed Holdings, Inc., filed in the Delaware Chancery Court on July 28, 2003. The terms of the settlement agreed to by the Registrant required the adjournment of its 2003 annual meeting and the reconvening of its annual meeting during the late third quarter or early fourth quarter of 2003. At the reconvened annual meeting, the Registrant will seek the approval of its stockholders for certain matters relating to its contemplated financing and also for the matters that had been proposed for the annual meeting originally to have been held on July 29, 2003. The Registrant expects that it will complete a portion of the contemplated financing in the third quarter of 2003 and the balance in the fourth quarter immediately after the annual meeting has been held and the stockholders have given necessary approvals.

         The matters that were to have been voted upon on July 29, 2003 included the election of directors, the appointment of the Registrant's certified public accountants, the approval of the Registrant's 2003 incentive plan, the authorization of additional shares of common stock and the authorization of a reverse split. The Registrant anticipates that, at the reconvened annual meeting, it will seek the approval of its stockholders for the issuance of shares of its Common Stock to the investors that invest in its contemplated financing, as well as the issuance of Common Stock to the investors that provided an aggregate of $3,200,000 bridge financing to the Registrant in December 2002 and May 2003. Those bridge investors included Gibralt US, Inc., which is an affiliate of the Company, and two directors of the Registrant, including James A. Wylie, Jr., its President and Chief Executive Officer.

         On August 5, 2003, in anticipation of the terms of settlement, the Registrant adjourned its 2003 annual meeting. The board of directors expects to set a new record date for the reconvened 2003 annual meeting within the next 45 days.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               Diomed Holdings, Inc.
                               (Registrant)

Date:    August 6, 2003        By:        /s/ James A. Wylie, Jr.
                                         --------------------------
                               Name:     James A. Wylie, Jr.
                               Title:    President and Chief Executive Officer


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